                                                                       EXHIBIT 5
                                                                       ---------

                                                               February 10, 2005

                     [LETTERHEAD OF DELTA AIR LINES, INC.]


Delta Air Lines, Inc.
Hartsfield-Jackson Atlanta International Airport
Atlanta, Georgia  30320-6001


Re:     Delta Air Lines, Inc.
        Registration Statement on Form S-8

Ladies and Gentlemen:

        I am Vice President - Deputy General Counsel of Delta Air Lines, Inc., a Delaware corporation ("Delta"), and have acted as such in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") being filed by Delta with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 15 million shares of Delta's common stock, par value $1.50 per share (the "Shares"), that may be issued under the Delta Family-Care Savings Plan (the "Plan").

        I or counsel under my general supervision have examined such documents and such matters of fact and law that I have deemed necessary for the purpose of rendering the opinion expressed herein.

        Based on the foregoing, I am of the opinion that, upon the issuance of the Shares as provided in the Plan, and to the extent applicable, the Certificate of Designations, Preferences, and Rights of Series B ESOP Convertible Preferred Stock of Delta Air Lines, Inc., the Shares will be duly authorized, validly issued and fully paid and non-assessable.

        I am a member of the Bar of the State of Georgia and the foregoing opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of Georgia.

        I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                Very truly yours,


                                /S/ Leslie P. Klemperer
                                -----------------------
                                Leslie P. Klemperer
                                Vice President - Deputy General Counsel


                                       -2-